SUBJECT:	Rule 10f-3 Report

The following funds purchased
securities and complied with the
provisions of Rule 10f-3.

Salomon Brothers Small Cap
Growth Fund

10f-3 REPORT

SALOMON BROTHERS
SMALL CAP GROWTH FUND
July 1, 2001 through
September 30, 2001

Issuer: Wright Medical Group
Trade Date: 7/2/01
Seller Dealer: JP Morgan
Purchase Amount: $3,750
Price: $12.50
% of Issue (1): 0.02A

Issuer: Wright PDF Solutions
Trade Date: 7/27/01
Seller Dealer: CS First Boston
Purchase Amount: $3,600
Price: $12.00
% of Issue (1): 0.03B

Issuer: Mykroslis Corp
Trade Date: 8/9/01
Seller Dealer: Montgomery Securities
Purchase Amount: $4,500
Price: $15.00
% of Issue (1): 0.02C

(1) Represents purchases by all
affiliated funds; may not
exceed 25% of the offering.

A - A total of 1,400 shares was
purchased by funds in the
Salomon Brothers complex
for an aggregate purchase price
of $17,500.
B - A total of 1,400 shares was
purchased by funds in the
Salomon Brothers complex
for an aggregate purchase
price of $16,800.
C - A total of 1,600 shares was
purchased by funds in the
Salomon Brothers complex for
an aggregate purchase price
of $24,000.

1